Exhibit 99.1

Antares Pharma, Inc.

Annual Incentive Plan

Effective:

December 2, 2015

AIP

Highlights

Antares Pharma, Inc. (“Antares” or “Company”) has created this Annual Incentive Plan (“AIP” or “Plan”) to reward you for your contributions to the success of the Company through individual and corporate performance. The AIP is an incentive form of cash compensation designed to better align your interests with those of the Company and its stockholders.  The Company believes that development, commercialization, growth and future profitability will help contribute to increased shareholder value and the Plan provides you with an opportunity to receive a cash bonus on an annual basis depending upon the achievement of pre-determined corporate and individual performance criteria.  As a participant in the AIP, you play an important role in helping to achieve Antares’s goals and its future success.

The AIP is designed to meet the following objectives:

•	Focus Antares’s employees on critical objectives – corporate, business area and individual results
•	Strengthen the link between pay and overall performance
•	Offer competitive, market-based annual incentive award opportunities
•	Encourage and reward behavior that reflects Antares’s competencies (e.g., teamwork and collaboration, accountability for results)
•	Provide significant rewards for exceptional performance and no rewards for substantial underachievement

This Plan document details the terms of the Plan, including:

•	How the AIP works
•	How performance goals are established
•	How performance is measured
•	How awards are calculated

AIP

Overview

As a participant in the AIP, you are eligible to receive an annual cash incentive award based on Antares’s performance and your overall performance during each fiscal year.  Your annual incentive target award opportunity is expressed as a percentage of your actual base salary, annualized to take into account different base salary levels that may apply during any given fiscal year and unpaid leaves of absence.

The AIP includes the following features:

•	Each AIP year begins on the first day of January and ends on the last day in December (“fiscal year”).
•	The Plan consists of two performance components, corporate and individual, and are weighted differently depending upon your position in the Company (see chart below).
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At the beginning of each fiscal year, corporate financial performance objectives are established by the Compensation Committee of the Board (the “Committee”).  You and your manager will also establish your individual performance goals which include individual objectives for the year.   For the direct reports to the Chief Executive Officer (“Senior Management”), the Chief Executive Officer will recommend to the Committee your individual performance goals and objectives for the year, subject to approval by the Committee.

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Details regarding your specific individual performance goals, including your award opportunity for the upcoming year and the corporate financial performance objectives will be provided in a document called the Individual Performance Objective Worksheet.

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At the end of the fiscal year, the Company’s performance is compared to the corporate goals and the percent of incentive target achieved is determined for the corporate component of your annual incentive award opportunity.

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Additionally, at the end of the fiscal year, your overall performance, including individual goals, are evaluated and the percent of incentive target achieved is determined for the individual component of your annual incentive award opportunity.

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Your final bonus payout, as a percentage of base salary, is the weighted average of the percent of target earned under the corporate and individual performance components, multiplied by your pre-determined target bonus percentage.

•	In general, AIP awards, if earned, are paid between January 1 and March 15 of the fiscal year following the fiscal year to which the AIP award relates.

Incentive Award Opportunity

At the beginning of each fiscal year, the target incentive award opportunity for that year is established and eligible participants are notified of their participation for the new fiscal year.  Annual incentive award opportunities are stated as an annual incentive target based on a percentage of your base salary.  Target incentive award information will be communicated in the Individual Performance Objective Worksheet.  The incentive range indicates the minimum and maximum AIP award percentages that you can receive, depending upon the actual attained performance results at the end of the year.

The incentive plan minimum indicates the percentage of your base salary that you are eligible to receive as an AIP award for the minimum level of acceptable performance.  The minimum is the point below which no AIP award is earned for the performance component.  The incentive plan maximum, achieved when performance exceeds the agreed upon goals, indicates the percentage of your base salary that you are eligible to receive as an AIP award for maximum performance.

At the beginning of each fiscal year, the Company will provide you with that year’s performance and payout scale which outlines the minimum and maximum expected performance levels and corresponding payout award opportunities for both the corporate and individual performance components.

Under the AIP, the incentive ranges (minimum-target-maximum) and assignment of Antares’s positions are based on competitive market practices and the determination of management and the Committee.

The actual value of your incentive award will depend on actual performance levels achieved during the fiscal year, referred to as the “Total AIP Payout Opportunity Earned”, as shown in the Individual Performance Objective Worksheet.  This percentage is calculated for both the corporate and individual performance components.

AIP

Components of Performance:

Corporate Objectives & Individual Performance

Your annual incentive opportunity is comprised of two components:

Corporate Performance

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At the beginning of each fiscal year, corporate performance objectives are established by the Committee relative to key financial and non-financial performance measures.  These measures and corresponding objectives are used as the basis for measuring the Company’s degree of success at fiscal year-end. Corporate goals for the year will be documented on your Individual Performance Objective Worksheet.

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The Committee will establish a range of acceptable performance results for the year (the “payout curve”).  Each payout curve will include the target for the year and the minimum and maximum incentive levels for that particular component. The percentage of weighting for specific corporate objectives may vary by position.

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Following the end of each fiscal year, the actual corporate financial and non-financial results for each objective are compared to the payout curve to determine the amount of payment, if any, related to the achievement of the corporate component of the AIP.

Individual Overall Performance

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For the individual component, your performance evaluation serves as the mechanism to capture key individual objectives, and an assessment of overall performance.  The individual goals are generally tailored to relate to matters within each person’s specific department, function or area of responsibility and generally aligned with the corporate goals.  Individual goals and objectives for the year will be documented on your Individual Performance Objective Worksheet.

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At the end of the performance year, your manager, or for members of Senior Management, the Committee, taking into account recommendations by the Chief Executive Officer, will document their assessment of your performance against those individual objectives.

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In considering your overall performance for the year, your manager, or for members of Senior Management, the Committee, taking into account recommendations by the Chief Executive Officer, will evaluate whether you have met any or all of your individual objectives, demonstrated corporate competencies in the achievement of results, provided strong contributions during the year, and accomplished your day-to-day responsibilities.

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Each year managers are provided with specific individual performance criteria as guidance in determining the individual component under the AIP.  These recommendations are then reviewed and approved by Antares’s President and CEO and HR, and for the members of Senior Management, by the Committee, taking into account recommendations by the Chief Executive Officer.

The following chart summarizes the performance components under the AIP:

Performance
Component	Performance Measures

Corporate	Financial and non-financial corporate objectives for the Company

Individual	Individual objectives tailored
for very specific goals that reflect overall
Company or specific business area objectives

At the end of each fiscal year, actual performance results are measured against the established performance corporate and individual performance objectives and expectations.  The allocation of AIP awards is determined by: (1) the extent to which the corporate performance objectives are achieved and individual performance levels are attained, and (2) the weights assigned to the corporate and individual components.

The component weights vary by level of position in the Company and are based on degree of control, organizational level, scope of responsibility and business area.

AIP

Specifically:

Weightings By Incentive Component
Position	Corporate Performance	Individual Overall Performance
CEO	100%	N/A
Executive Officers	80%	20%
Non-Executive SVP’s and VP’s	75%	25%
Senior Directors and Directors	50%	50%
Managers and All Other Employees	25%	75%

Award Restrictions

Individual Performance:  No annual incentive awards are paid if an individual is placed on a performance improvement plan, regardless of corporate performance outcomes.

In addition to the limitations set forth above, the Company may establish new limitations or restrictions, including modifying minimums for award payouts or limiting maximum payouts and may modify existing restrictions.

Individual Performance Objective Worksheet

The Individual Performance Objective Worksheet will be provided to each eligible plan participant and will provide the specific details of your participation in the current year’s plan including the following:

•	Your actual target bonus award opportunity, including the minimum and maximum, expressed as a percent of base salary.
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Applicable corporate financial performance goals, as approved by the Committee, and your individual performance objectives developed in conjunction with your manager, or for members of Senior Management, the Committee, taking into account recommendations by the Chief Executive Officer, for the year.

•	Weightings for the corporate and individual performance objectives and those within each of these categories.
•	Performance and payout scale for each corporate and individual objective.

Administration of the Plan

The AIP shall be administered by the Committee, which shall have full power and discretionary authority to interpret the AIP, to construe any doubtful or disputed terms, to amend or modify the Plan as it deems appropriate, to determine the amount of benefits payable to an employee, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the AIP, to make any other determinations, including factual determinations, and to take any other such actions as it deems necessary or advisable in carrying out its duties under the AIP.  Any action required of the Committee under the Plan shall be made in the Committee’s sole discretion and not in a fiduciary capacity.  All decisions and determinations by the Committee shall be final, conclusive and binding on Antares, the participants and any other persons having or claiming an interest under the Plan.

AIP

Miscellaneous

Antares reserves the right to amend, suspend or terminate the AIP at any time, for any reason or no reason.  Enrollment in this AIP is not a guarantee of employment and employment with Antares is not a guarantee of continued participation in this AIP.  Nothing in the Plan shall affect the right of Antares to terminate any employee’s employment at any time for cause or for not cause whatsoever.

Enrollment in the AIP is not a guarantee that a bonus award will be paid.  Actual awards, if any, will be determined based on the performance of Antares and individual employees and will be determined at the discretion of the Committee.

The Plan is intended to comply with the short-term deferral rule set forth in the regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), in order to avoid application of Section 409A to the Plan.  If and to the extent that any payment under this Plan is deemed nonqualified deferred compensation subject to the requirements of Section 409A, this Plan shall be administered so that such payments are made in accordance with the requirements of Section 409A.

The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to each participant and his or her heirs, executors, administrators and legal representatives.

No award under this Plan shall be transferred, assigned, pledged or encumbered by any participant nor shall it be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such participant.  In the event of a participant’s death, any amounts payable under this Plan, as determined by the Committee, shall be paid to the participant’s estate.

The Plan is an unfunded incentive compensation arrangement.  Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind.  Each participant’s right to receive an award shall be no greater than the right of an unsecured general creditor of Antares.

The Company will withhold from each payment under the Plan an amount sufficient to satisfy all federal, state and local tax withholding requirements relating to the payment.

Frequently Asked Questions:

Who may participate in the plan? All Antares employees are eligible to participate in the AIP except District Sales Managers and Sales Representatives who are not eligible for the AIP because they participate in a sales commission plan.

When are new hires eligible to participate in the AIP? New hires are immediately eligible to participate with awards pro-rated to reflect the period of employment during the fiscal year.  However, new employees who start in the last quarter of the Company’s fiscal year (on or after October 1) will wait until the new fiscal year to participate.  The Committee may, in its sole discretion, determine who shall be eligible to participate in the AIP and may establish such criteria as it deems fit for each fiscal year.

When do I receive the corporate and individual performance criteria for a fiscal year?   During the first quarter of each fiscal year (or as soon as practicable after you date of hire), you will be provided with an Individual Performance Objective Worksheet that outlines the corporate objectives for such fiscal year. Additionally, you and your manager, or for members of Senior Management, the Committee, will prepare and complete your individual objectives on a Performance Plan which will also be included on your Individual Performance Objective Worksheet once finalized.

How do I know about my percentage targets, minimum and maximum payout, corresponding payout curves and any limitations?   During the first quarter of each fiscal year (or as soon as practicable after your date of hire), you shall be provided with an Individual Performance Objective Worksheet that outlines the percentage targets (minimum, target and maximum) and the payout curve for each performance component and any limitations.

Do I receive my bonus if I leave Antares?   The payment of an incentive depends on the circumstances under which an employee leaves Antares.  Specifically:

AIP

Voluntary Separation: Employees who voluntarily leave Antares before any incentives are paid out will forfeit the entire annual incentive award.  You must be an active employee on the date awards are paid to receive an award.

Involuntary Separation without Cause: Employees with length of service greater than six months in the applicable fiscal year who are terminated by the Company without cause (as determined by the Committee) will generally be entitled to a pro-rata portion of the award to which he or she would have been entitled, had the employee remained employed until the date that annual incentive awards are paid.  The pro-rata portion will be determined by dividing the number of days in the fiscal year in which such employee was employed with the Company, by the total number of days in the fiscal year (i.e., 365 or 366, as applicable).  Such pro-rated award, if any, will be paid at such time as other employees receive their AIP awards and will be based on the actual performance achieved during that period.

Involuntary Separation for Cause: Employees whose employment is terminated by the Company due to cause (as determined by the Committee) will forfeit the entire annual incentive award regardless of when they were terminated.

When are AIP awards paid?  If an award is earned during a fiscal year, the Company will pay such award between January 1 and March 15 of the following fiscal year, but in no event shall the award be paid before the Committee reviews the Company’s audited financials for the applicable fiscal year.  No interest will be paid to the employee if the award is paid after March 15.

Is my base salary used to calculate my award? For award calculation purposes, your annualized base salary for the fiscal year is used, rather than your actual base salary level on any given date.  This approach takes into account different base salary levels that may apply during any given fiscal year and unpaid leaves of absence, during which a participant is not eligible for an incentive.

Who do I call if I have questions about the AIP?  If you have questions after reading this Plan document, you may contact your manager or the Human Resources Department.